EX. 99.28(g)(2)(xi)

Amendment to Master Custodian Agreement

This Amendment, effective as August 13, 2018, to the Master Custodian Agreement dated as of December 30, 2010, (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”) is by and among each management investment company, and each Cayman Islands entity identified on Appendix A attached thereto (each a “Fund” and collectively, the “Funds”), and State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian”).

Whereas, the Custodian and the Funds (the “Parties”) have entered into the Agreement by which the Custodian provides certain custodial services relating to securities and other assets of each Fund.

Whereas, the Fund segregates and separately manages certain of the Fund’s portfolio of assets (each in an account).

Whereas, the Boards of Trustees of JNL Series Trust and Jackson Variable Series Trust (together, the “Board”) has approved new funds, a fund merger, an investment sub-adviser replacement and fund name change, and two new Cayman Islands entities for two funds, as outlined below, effective August 13, 2018 (collectively, the “Changes”):

New Funds (Portfolios)

JNL Series Trust

1) JNL Multi-Manager International Small Cap Fund;
2) JNL/JPMorgan Hedged Equity Fund; and
3) JNL/Loomis Sayles Global Growth Fund.

JNL Series Trust Fund (Portfolio) Merger

JNL/Invesco Mid Cap Value Fund merging into the JNL/MFS Mid Cap Value Fund.

JNL Series Trust Investment Sub-Adviser Replacement/Fund (Portfolio) Name Change

Milliman Financial Risk Management LLC replaced by T. Rowe Price Associates, Inc. to sub-advise the JNL/MMRS Moderate Fund, custodied by J.P. Morgan Chase Bank, N.A./fund name change to JNL/T. Rowe Price Managed Volatility Balanced Fund, to be custodied by State Street Bank and Trust Company.

New Cayman Entities

JNL Series Trust

1)	Fund: JNL Multi-Manager Alternative Fund (for the portion of assets managed by Boston Partners Global Investors, Inc.);
Cayman Subsidiary: JNL Multi-Manager Alternative Fund (Boston Partners) Ltd.; and

Jackson Variable Series Trust

2)	Fund: JNL/Eaton Vance Global Macro Absolute Return Advantage Fund;
Cayman Subsidiary: JNL/Eaton Vance Global Macro Absolute Return Advantage Fund Ltd.

Whereas, pursuant to Board approval of the Changes, as outlined above, the Parties have agreed to amend the Agreement, including its Appendix A, to add the new funds (Portfolios, as defined in the Agreement), to remove the merged fund as a Portfolio, to add the existing fund (Portfolio), pursuant to an investment sub-adviser replacement and custodian change, and to add the two new Cayman entities, each as a Fund, as defined in the Agreement, effective August 13, 2018.

Now, Therefore, in consideration of the promises and mutual covenants herein contained, the Parties hereto agree as follows:

1)
JNL Multi-Manager International Small Cap Fund, JNL/JPMorgan Hedged Equity Fund, JNL/Loomis Sayles Global Growth Fund, and JNL/T. Rowe Price Managed Volatility Balanced Fund, are hereby added to the Agreement, each as a Portfolio, as defined in the Agreement, effective August 13, 2018.

2)
JNL Multi-Manager Alternative Fund (Boston Partners) Ltd., and JNL/Eaton Vance Global Macro Absolute Return Advantage Fund Ltd. are hereby added to the Agreement, each as a Fund, as defined in the Agreement, effective August 13, 2018.

3)	JNL/Invesco Mid Cap Value Fund is hereby removed as a Portfolio from the Agreement, effective August 13, 2018.

4)	Appendix A to the Agreement is hereby deleted and replaced, in its entirety, with Appendix A dated August 13, 2018, attached hereto.

5)	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

6)
This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the Parties hereby adopt as original any signatures received via electronically transmitted form.

[Remainder of page intentionally left blank.]

In Witness Whereof, the Parties hereto have caused this Amendment to be executed by their officers designated below, effective August 13, 2018.

JNL Series Trust,
JNL Investors Series Trust,
JNL Variable Fund LLC, and
Jackson Variable Series Trust,
each on behalf of its Portfolios listed on Appendix A hereto

JNL/AB Dynamic Asset Allocation Fund Ltd.

JNL/Neuberger Berman Risk Balanced
Commodity Strategy Fund Ltd.

JNL Multi-Manager Alternative Fund
(Boston Partners) Ltd.

JNL/Eaton Vance Global Macro Absolute Return Advantage Fund Ltd.

By:	/s/ Emily J. Bennett
Name:	Emily J. Bennett
Title:	Assistant Secretary

PPM Funds, on behalf of its Portfolios listed on Appendix A hereto

By:	/s/ Emily J. Bennett
Name:	Emily J. Bennett
Title:	Vice President and Secretary

State Street Bank and Trust Company

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President

Appendix A
to
Master Custodian Agreement

(Updated as of August 13, 2018)

Fund: JNL Series Trust, for the following Portfolios
JNL Multi-Manager Alternative Fund
JNL Multi-Manager International Small Cap Fund
JNL Multi-Manager Mid Cap Fund
JNL/AB Dynamic Asset Allocation Fund
JNL/AQR Large Cap Relaxed Constraint Equity Fund
JNL/Boston Partners Global Long Short Equity Fund
JNL/Causeway International Value Select Fund
JNL/ClearBridge Large Cap Growth Fund
JNL/Crescent High Income Fund
JNL/DFA Growth Allocation Fund
JNL/DFA Moderate Growth Allocation Fund
JNL/DFA U.S. Core Equity Fund
JNL/DoubleLine® Core Fixed Income Fund
JNL/DoubleLine® Emerging Markets Fixed Income Fund
JNL/DoubleLine® Shiller Enhanced CAPE® Fund
JNL/FPA + DoubleLine Flexible Allocation Fund (for the portion of assets managed by DoubleLine Capital LP)
JNL/FPA + DoubleLine Flexible Allocation Fund (for the portion of assets managed by First Pacific Advisors, LLC)
JNL/Goldman Sachs Core Plus Bond Fund
JNL/Goldman Sachs Emerging Markets Debt Fund
JNL/GQG Emerging Markets Equity Fund
JNL/Harris Oakmark Global Equity Fund
JNL/Invesco Diversified Dividend Fund
JNL/Invesco Global Real Estate Fund
JNL/Invesco International Growth Fund
JNL/Invesco Small Cap Growth Fund
JNL/JPMorgan Hedged Equity Fund
JNL/JPMorgan Midcap Growth Fund
JNL/JPMorgan U.S. Government & Quality Bond Fund
JNL/Lazard Emerging Markets Fund
JNL/Loomis Sayles Global Growth Fund
JNL/Mellon Capital European 30 Fund
JNL/Mellon Capital Pacific Rim 30 Fund
JNL/MFS Mid Cap Value Fund
JNL/Neuberger Berman Strategic Income Fund
JNL/Oppenheimer Emerging Markets Innovator Fund
JNL/Oppenheimer Global Growth Fund
JNL/PPM America Floating Rate Income Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Mid Cap Value Fund
JNL/PPM America Small Cap Value Fund
JNL/PPM America Total Return Fund
JNL/PPM America Value Equity Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Managed Volatility Balanced Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Short-Term Bond Fund
JNL/T. Rowe Price Value Fund
JNL/Westchester Capital Event Driven Fund

A-1

Fund: JNL Investors Series Trust, for the following Portfolios
JNL/PPM America Low Duration Bond Fund

Fund: JNL Variable Fund LLC, for the following Portfolios
JNL/Mellon Capital JNL 5 Fund
JNL/Mellon Capital MSCI World Index Fund
JNL/Mellon Capital Nasdaq® 100 Index Fund
JNL/Mellon Capital S&P® SMid 60 Fund

Fund: Jackson Variable Series Trust, for the following Portfolios
JNL/DFA U.S. Small Cap Fund
JNL/DoubleLine Total Return Fund
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund
JNL/Lazard International Strategic Equity Fund
JNL/Neuberger Berman Currency Fund
JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund
JNL/Nicholas Convertible Arbitrage Fund
JNL/PPM America Long Short Credit Fund
JNL/T. Rowe Price Capital Appreciation Fund

Fund: PPM Funds, for the following Portfolios
PPM Core Plus Fixed Income Fund
PPM Credit Fund
PPM Floating Rate Income Fund
PPM High Yield Core Fund
PPM Long Short Credit Fund
PPM Strategic Income Fund
PPM Large Cap Value Fund
PPM Mid Cap Value Fund
PPM Small Cap Value Fund

Cayman Islands Entities:

JNL Multi-Manager Alternative Fund (Boston Partners) Ltd.

JNL/Eaton Vance Global Macro Absolute Return Advantage Fund Ltd.

JNL/AB Dynamic Asset Allocation Fund Ltd.

JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund Ltd.

A-2